United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 23, 2013

Date of Report

OAK RIDGE ENERGY TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

In this Current Report on Form 8-K, references to “Oak Ridge,” the “Company,” “we,” “us,” “our” and words of similar import refer to Oak Ridge Energy Technologies, Inc., a Colorado corporation and its subsidiaries, unless the context requires otherwise.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Current Report. We cannot assure you that the forward-looking statements in this Current Report will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

Item 1.01 Entry into a Material Definitive Agreement.

Introduction

Oak Ridge, Newmark Investment Limited, a corporation organized under the laws of Hong Kong (“Newmark”), and Carbon Strategic Pte Ltd, a corporation organized under the laws of Singapore (“Carbon Strategic”), executed and delivered a Share Purchase Agreement on October 2, 2012 (the “SPA”), which was closed on October 8, 2012.  For additional information on the acquisition of Carbon Strategic, see our Current Report on Form 8-K dated October 2, 2013, which was filed with the SEC on October 9, 2012, with amended filings with the SEC having been made on Form 8-KA on October 12, 2013, November 26, 2013, December 31, 2013, April 18, 2013, June 24, 2013, and July 31, 2013, all of which are referenced in Item 9.01.  Subsequently, Newmark agreed to loan us the sum of $2.0 million.  For additional information on this loan, see our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which was filed with the SEC on November 19, 2013, and which is referenced in Item 9.01.

Newmark and Carbon Strategic were both introduced to us by Jeffrey J. Flood, who was elected to serve as our President, Secretary, Treasurer and a director on the closing of the SPA.  Mr. Flood was also the Managing Director of Carbon Strategic; and a 50% owner of Newmark, through Kings Fair World Wide Limited, a corporation organized under the laws of the British Virgin Islands (“Kings Fair”), which was beneficially owned by Mr. Flood.  Pursuant to a Shareholders Agreement dated September 19, 2012, between Kings Fair and Expedia Holdings Limited Incorporated, a corporation also organized under the laws of the British Virgin Islands (“Expedia”), Kings Fair and Expedia agreed, among other matters, that: each would own 50% of Newmark; Kings Fair would be paid $500,000 on the execution of their Shareholders Agreement; Newmark would purchase 100% of Carbon Strategic from Kings Fair in consideration of 2,130,440 shares of Oak Ridge, in anticipation of the closing of the SPA with Oak Ridge; Newmark would sell Carbon Strategic to Oak Ridge in consideration of 94,130,440 shares of Oak Ridge as outlined in the SPA, 92,000,000 of which would be equally divided between the owners of Newmark and 2,130,440 of which would be issued to the designees of Mr. Flood or Carbon Strategic; Mr. Flood would be the Managing Director of Oak Ridge; and Newmark would pay Mr. Flood a monthly sum of AUS$20,000 for these services.  Mr. Flood received $500,000 from Newmark on the closing of the SPA and was paid a total of  AUS$280,000 by Newmark for managing Oak Ridge.  Kings Fair resigned as a director of Newmark on October 7, 2013, leaving Expedia as the sole director of Newmark.

Mr. Flood subsequently introduced us to Precept Fund Management Segregated Portfolio Corporation, a corporation organized under the laws of the Cayman Islands (“Precept”) and the nominee of Prescient Fund SP (“Prescient SP”), and on July 1, 2013, Prescient SP executed and delivered to us a Private Placement Subscription Agreement whereby it purchased 13,888,888 shares of “restricted securities” as defined under SEC Rule 144 in consideration of the sum of $2,500,000.  For additional information on this Private Placement Subscription Agreement, see our Current Report on Form 8-K dated July 1, 2013, which was filed with the SEC on July 8, 2013, and which is referenced in Item 9.01.

On November 6, 2013, Newmark demanded payment of its loan in the amount of $2.0 million, together with unpaid interest in the amount of $93,575, and Newmark and Prescient SP, as the beneficial owners of approximately 92.97% of the outstanding voting securities of Oak Ridge, advised Mr. Flood that he had lost their confidence and demanded that he resign all positions with Oak Ridge immediately.  Newmark’s demand for payment of its loan and accrued interest and the demand for Mr. Flood’s resignation from all capacities with Oak Ridge were withdrawn on November 11, 2013.  For additional information on the issues between Newmark and Prescient SP and the resignations of Prescient SP’s nominees from the Oak Ridge Board of Directors, see our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which was filed with the SEC on November 19, 2013, and which is referenced in Item 9.01.  We and these and other parties have resolved these differences in the manner outlined in the Settlement Agreement discussed below.

Settlement Agreement

Effective December 23, 2013 (the “Effective Date”), Mr. Flood (“Flood”) and Kings Fair (Flood and Kings Fair are sometimes called together the “Flood Parties”); Oak Ridge; Carbon Strategic; Prescient SP; Jamie Hong and Yuna Hong (the beneficial owners of Expedia) (“Hong”) and Expedia (Hong and Expedia are sometimes called together, the “Hong Parties”); and Newmark (Newmark, Oak Ridge, Carbon Strategic, Prescient SP and the Hong Parties are sometimes called together, “Oak Ridge and the Investor Parties,” executed and delivered a Settlement Agreement, whereby it was agreed upon the Effective Date:

•

The Flood Parties, on the one hand, and Oak Ridge and the Investor Parties, on the other hand, for themselves and, to the maximum extent permitted by law, any of their respective agents, dependents, heirs, representatives, attorneys, successors, insurers, trustees, subrogees, executors, assignees, and all other persons or entities acting by, through, under, or in concert with any of them, forever released, acquitted and discharged the other for the Claims (as defined therein);

•

Flood resigned as a director, an officer and an employee of Oak Ridge and any of its affiliates and subsidiaries; agreed to assign and transfer all of the 2,130,440 shares of Oak Ridge issued to his nominees or designees under the SPA that are owned by Flood, his spouse or Kings Fair; to use his best efforts to obtain the agreement of any person owning any such shares to the Redemption Agreement that is Exhibit D to the Settlement Agreement within 14 days; and that in the event that he subsequently becomes the owner of any of such shares, that within seven days thereafter, he will tender such shares to Oak Ridge, which can be purchased in the sole discretion of Oak Ridge at a purchase price equal to the average public trading price for Oak Ridge shares for the one month preceding Flood becoming the owner of any such shares;

•

The Flood Parties released all rights and interests they have or may have as shareholders, contract parties or agents of Newmark or any of the Oak Ridge shares acquired by Newmark under the SPA and agreed to terminate the Shareholders Agreement between them and Expedia regarding Newmark;

•

Flood resigned as a director, an officer and an employee of Precept, Prescient SP and any of their managers, advisors, investors, affiliates, subsidiaries, predecessors or successors in interest (“Precept Entities”), including all positions Flood has, has had or represented to others that he has ever had with regard to the Precept Entities; relinquished all rights and interests he may have as a shareholder, contract party or agent of the Precept Entities; authorized and directed the Precept Entities to make the necessary entries in the relevant records, including board minutes, to give effect to his resignations and the cancellations, termination and/or voiding of any shareholdings in the Precept Entities held by Flood or any of the Flood Parties;

•

Each party covenanted not to sue the other in any respect for any matter arising out the Claims;

•

Nothing contained in the Settlement Agreement shall constitute or be construed as an admission of liability by or on behalf of any Party; and

•

There were also customary representations and warranties; provisions regarding confidentiality, non-solicitation, non-disparagement provisions, covenants of further assurances and assistance and cooperation and remedies, among other provisions.

The foregoing description of the Settlement Agreement does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  See Item 9.01.

Private Placement Subscription Agreement

Effective December 24, 2013, we entered into a Private Placement Subscription Agreement (the “Subscription Agreement”) among Precept, for and on behalf of Prescient SP, Newmark and Oak Ridge pursuant to which, among other things, Prescient SP subscribed to purchase 3,333,333 shares of our common stock comprised of “restricted securities” as defined under SEC Rule 144 in consideration of an aggregate of approximately $600,000 or approximately $0.18 per share.  These shares were offered and sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) thereof and SEC Regulation D, SEC Rule 506 and SEC Regulation S, as applicable.  Precept and certain of its affiliates will beneficially own 17,222,221 shares of our common stock following this transaction.

Under the Subscription Agreement, the parties agreed, among other things, that:

•

Bryan Urban will be reappointed to the Board (See Item 5.02);

•

Mr. Barber will be appointed to the Board and will be appointed as interim chief executive officer of the Company (See Item 5.02);

•

Newmark will forbear collection of a $2.0 million loan it made to the Company until at least June 30, 2014;

•

Newmark will transfer 12,000,000 shares of common stock to the Company, of which 1,500,000 shares of common stock will be issued to Mark Meriwether, our Vice President and a director, for services performed, and the other 10,500,000 shares of common stock will be reserved for issuance to employees, consultants and directors of the Company pursuant to an approved equity incentive plan; and

•

The funding will be used to implement an agreed upon business plan.

The foregoing description of the Subscription Agreement does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference in response to this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 24, 2013, Jeffrey J. Flood, our President, Secretary, Treasurer and a director, resigned from such positions and from all other positions with Oak Ridge, and Stephen J. Barber was appointed as interim chief executive officer.

Mr. Barber is currently 58 years old.  Mr. Barber has over 30 years of experience in the international business sector with dual qualifications in science and law, specializing in international corporate finance, mergers and acquisitions, asset acquisitions, corporate restructuring, offshore financing structures and the creation of new ventures, as well as government regulatory matters and counterterrorism risk management (especially terrorism financing structures) in a range of international jurisdictions.  Mr. Barber is self-employed and is currently the principal of Precept Asset Management Limited, the investment manager of Precept Fund Management Segregated Portfolio Corporation, a

position he has held since December 9, 2013, and has been a director of Precept Investment Management Limited since March 15, 2013.

Mr. Barber has resided in Australia, the USA and Canada.  His entrepreneurial approach and strength at building long term strategic alliances, coupled with his dual technical and corporate finance/law background, equips him with the skill-sets necessary to bridge the gap between the technical, operational, commercial and government regulatory aspects required to create a dynamically successful, strategically focused business.

He holds the degrees of B. App. Sc. (University of Southern Queensland), LL.B. & LL.M. (University of Adelaide), and an M.A. (Diplomacy) from Norwich University (VT).

Through the 1990s, Mr. Barber was Joint Managing Director of Wessex Fund Management Limited, a hedge fund he co-founded in 1988, which focused on special situations and event-driven, risk-hedged investments, including distressed opportunities and corporate restructuring; Wessex also developed the first Capital Guaranteed Fund in Australia in response to the 1987 economic crash, which was highly successful in the late 1980s and early 1990s.

No new compensatory arrangements were entered into with Mr. Barber in connection with his appointment as interim Chief Executive Officer, and Mr. Barber has expressly agreed to serve in this role for no compensation.

Also effective December 24, 2013, we reappointed Bryan Urban as a director, increased the size of our Board of Directors from two to three members and appointed Stephen J. Barber as a director.  These appointments were a condition to the Subscription Agreement described in Item 1.01.

Mr. Urban is 49 years of age and is currently the Managing Partner at Silveron Capital Partners where he heads up a boutique investment banking and advisory team specializing in financing and M&A transactions for power and alternative energy companies. He founded Silveron in 2006 and is responsible for the firm’s strategic initiatives, client development and deal execution. Mr. Urban has over 20 years of energy development, finance and operational experience covering a broad array of power generation and energy infrastructure assets in the Americas and Asia/Pacific region. Mr. Urban also has many years of hands-on development and operational experience as the CFO of Panda Energy International, an independent power company active throughout the world and understands both demands of a growing energy company and the needs of capital investors. Early in his career, he spent five years with Arthur Andersen, where he was involved with both audit engagements and M&A transactions. Mr. Urban is a CPA and earned a Bachelor of Science from Indiana University.

No compensation arrangements have been made regarding service on the Board of Directors for any of these persons.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; change in fiscal year.

We adopted Bylaws to govern our Company, effective December 24, 2013, which will govern matters related to our principal offices, corporate seal, shareholders, our Board of Directors and officers, the execution of certain instruments and the voting of our securities owned by us, our authorized and issued stock, our fiscal year, notices, indemnification of directors, executive officers and others and amendments to such Bylaws.  See Exhibit 3(ii) in Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

       3(ii)

 Bylaws

10.1

Settlement Agreement

10.2

Subscription Agreement

Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which was filed with the SEC on November 19, 2013.

Current Report on Form 8-K dated July 1, 2013, which was filed with the SEC on July 8, 2013.

Current Report on Form 8-K dated October 2, 2013, which was filed with the SEC on October 9, 2012, with amended filings with the SEC having been made on Form 8-KA on October 12, 2013, November 26, 2013, December 31, 2013, April 18, 2013, June 24, 2013, and July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	December 31, 2013	By:	/s/ Mark Meriwether
Mark Meriwether
Vice President and Director